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                                                            EXHIBIT NO. 99.8(f)

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


                                                      Revised as of May 1, 2002

                                                                      EXHIBIT A
                                     FUNDS

I.       MFS FAMILY OF FUNDS
         MFS Series Trust I:
           MFS Cash Reserve Fund
           MFS Core Growth Fund
           MFS Global Asset Allocation Fund
           MFS Global Telecommunications Fund
           MFS Japan Equity Fund    MFS Managed Sectors Fund
           MFS New Discovery Fund
           MFS Research Growth and Income Fund
           MFS Research International Fund
           MFS Strategic Growth Fund
           MFS Technology Fund
           MFS Value Fund

         MFS Series Trust II:
           MFS Emerging Growth Fund
           MFS Large Cap Growth Fund

         MFS Series Trust III:
           MFS High Income Fund
           MFS High Yield Opportunities Fund
           MFS Municipal High Income Fund

         MFS Series Trust IV:
           MFS Government Money Market Fund
           MFS  Mid Cap Growth Fund
           MFS Money Market Fund
           MFS Municipal Bond Fund

         MFS Series Trust V:
           MFS International New Discovery Fund
           MFS International Strategic Growth Fund
           MFS International Value Fund
           MFS Research Fund
           MFS Total Return Fund

         MFS Series Trust VI:
           MFS Global Equity Fund
           MFS Global Total Return Fund
           MFS Utilities Fund

         MFS Series Trust VII:
           MFS Capital Opportunities Fund
           MFS Global Governments Fund

         MFS Series Trust VIII:
           MFS Global Growth Fund
           MFS Strategic Income Fund

         MFS Series Trust IX:
           MFS Bond Fund
           MFS Emerging Opportunities Fund
           MFS Intermediate Investment Grade Bond Fund
           MFS Large Cap Value Fund
           MFS Limited Maturity Fund
           MFS Municipal Limited Maturity Fund
           MFS Research Bond Fund

         MFS Series Trust X:
           MFS Aggressive Growth Allocation Fund
           MFS Conservative Allocation Fund
           MFS Emerging Companies Fund
           MFS Emerging Markets Debt Fund
           MFS Emerging Markets Equity Fund
           MFS European Equity Fund
           MFS Fundamental Growth Fund
           MFS Gemini Large Cap U.S. Fund
           MFS Gemini U.K. Fund
           MFS Global Conservative Equity Fund
           MFS Global Health Sciences Fund
           MFS Government Mortgage Fund
           MFS Growth Allocation Fund
           MFS High Income Advantage Fund
           MFS Income Fund
           MFS International ADR Fund
           MFS International Core Equity Fund
           MFS International Growth Fund
           MFS International Investors Trust
           MFS Moderate Allocation Fund
           MFS New Endeavor Fund
           MFS Select Growth Fund
           MFS Strategic Value Fund

         MFS Municipal Series Trust:
           MFS Alabama Municipal Bond Fund
           MFS Arkansas Municipal Bond Fund
           MFS California Municipal Bond Fund
           MFS Florida Municipal Bond Fund
           MFS Georgia Municipal Bond Fund
           MFS Maryland Municipal Bond Fund
           MFS Massachusetts Municipal Bond Fund
           MFS Mississippi Municipal Bond Fund
           MFS New York Municipal Bond Fund
           MFS North Carolina Municipal Bond Fund
           MFS Pennsylvania Municipal Bond Fund
           MFS South Carolina Municipal Bond Fund
           MFS Tennessee Municipal Bond Fund
           MFS Virginia Municipal Bond Fund
           MFS West Virginia Municipal Bond Fund
           MFS Municipal Income Fund
           MFS Massachusetts High Income Tax Free Fund
           MFS New York High Income Tax Free Fund

         MFS Growth Opportunities Fund

         MFS Government Securities Fund

         Massachusetts Investors Growth Stock Fund

         MFS Government Limited Maturity Fund

         Massachusetts Investors Trust

II.      MFS CLOSED-END FUNDS
           MFS Charter Income Trust
           MFS Government Markets Income Trust
           MFS Intermediate Income Trust
           MFS Multimarket Income Trust
           MFS Municipal Income Trust
           MFS Special Value Trust

III.     MFS INSTITUTIONAL FUNDS
         MFS Institutional Trust:
           MFS Institutional Core Equity Fund
           MFS Institutional Emerging Equities Fund
           MFS Institutional High Yield Fund
           MFS Institutional International Equity Fund
           MFS Institutional International Research Equity Fund
           MFS Institutional Large Cap Growth Fund
           MFS Institutional Large Cap Value Fund
           MFS Institutional Mid Cap Growth Fund
           MFS Institutional Real Estate Investment Fund
           MFS Institutional Research Fund

         MFS Series Trust XI:
           MFS Mid Cap Value Fund
           MFS Union Standard Equity Fund
           Vertex Contrarian Fund
           Vertex International Fund


         MFS Variable Insurance Trust:
           MFS Bond Series
           MFS Capital Opportunities Series
           MFS Emerging Growth Series
           MFS Global Equity Series
           MFS High Income Series
           MFS Mid Cap Growth Series
           MFS Money Market Series
           MFS New Discovery Series
           MFS Research Series
           MFS Strategic Income Series
           MFS Total Return Series
           MFS Utilities Series

IV.      MFS/Sun Life Series Trust
           Bond Series
           Capital Appreciation Series
           Capital Opportunities Series
           Emerging Growth Series
           Emerging Markets Equity Series
           Global Asset Allocation Series
           Global Governments Series
           Global Growth Series
           Global Telecommunications Series
           Global Total Return Series
           Government Securities Series
           High Yield Series
           International Growth Series
           International Investors Trust Series
           Managed Sectors Series
           Massachusetts Investors Growth Stock Series
           Massachusetts Investors Trust Series
           Mid Cap Growth Series
           Mid Cap Value Series
           Money Market Series
           New Discovery Series
           Research Growth and Income Series
           Research International Series
           Research Series
           Strategic Growth Series
           Strategic Income Series
           Strategic Value Series
           Technology Series
           Total Return Series
           Utilities Series
           Value Series

V.       Compass Products
           Capital Appreciation Variable Account
           Global Governments Variable Account
           Government Securities Variable Account
           High Yield Variable Account
           Managed Sectors Variable Account
           Money Market Variable Account
           Total Return Variable Account
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                                                                      EXHIBIT B

                       FINANCIAL ADMINISTRATION SERVICES

         The Administrator shall perform the following Financial Administration Services for each Fund:

A.       GENERAL SERVICES.

         1. Prepare such financial information of the Fund as is reasonably necessary for reports to shareholders of the Fund, reports to the Fund's governing board and officers, and reports to appropriate regulatory authorities including, without limitation, prospectuses, shareholder reports, shareholder notices, proxy statements and other periodic reports and render statements or copies of records as from time to time are reasonably requested by the Fund.

         2. Facilitate audits of accounts by the Fund's independent public accountants or by any of the auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund. Coordinate with, and monitor the performance of, the custodian banks retained by the Fund to perform the necessary custodial services for the Fund including, without limitation, the safekeeping of the funds and securities.

         3. Negotiate contracts for computing the Fund's net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields and other investment performance quotations, in accordance with sub-paragraph C below, and notify the Fund and such other persons as the Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields and other investment performance quotations.

B. VALUATION OF SECURITIES. The Administrator shall ensure that the value of the Fund's securities is computed in accordance with governing law, rules and regulations, the Fund's governing instruments and subject to the oversight and direction of the Fund's governing body. The Administrator may use one or more external pricing services in computing the value of a Fund's securities, including broker/dealers, provided that the Fund's governing body or an individual designated by the Fund's governing body has approved the use of such pricing services.

C. COMPUTATION OF NET ASSET VALUE, PUBLIC OFFERING PRICE, DAILY DIVIDEND RATES AND PERFORMANCE QUOTATIONS. The Administrator shall assure that the Fund's net asset value, net income, public offering price, dividend rates and money market yields, if applicable, and other investment performance quotations are calculated in a manner and at such time or times as the Fund shall direct and in accordance with governing law, rules and regulations and the Fund's governing instruments and subject to the oversight and direction of the Fund's governing board.

D. OTHER FINANCIAL ADMINISTRATION SERVICES. In addition, the Administrator shall provide the following Financial Administration Services:

          (1) Provide Treasurers or Assistant Treasurers to serve as officers of the Fund;

          (2) Coordinate the meetings of the Audit Committees, assure that meetings are scheduled and that agendas are prepared; participate in meetings of the Audit Committee;

          (3) Review contracts and negotiate fees for the Fund for services such as independent audit fees, custodian fees, transfer agent fees and the fees of other service providers to the Fund;

          (4) Oversee the preparation of accounting records required to be maintained by the Fund. Assure that any audit of Fund records is coordinated and completed timely;

          (5) Direct the preparation of Fund Financial Statements and Footnotes. Assure that all statements and disclosures are in accordance with generally accepted accounting principles and that disclosures meet current regulatory or accounting requirements;

          (6) Assure that all distributions of the Fund meet the distribution and excise tax requirements to assure qualification and to minimize taxes paid by the Fund;

          (7) Establish the tax policies and procedures for the Fund; maintain procedures and policies with respect to tax matters; maintain tax accounting records of the Fund; complete or review tax returns and excise tax forms for the Fund; assist in preparing the 1099-DIV information delivered to shareholders;

          (8) Complete materials for the governing board of the Fund, including materials for board meetings and in connection with the renewal of investment advisory and distribution contracts;

          (9) Direct the accrual of Fund expenses; review and approve all invoices submitted to the Fund; and

         (10) Perform or arrange for the performance of all other Financial Administration Services required of the Fund.
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                                                                      EXHIBIT C

                                 LEGAL SERVICES


         The Administrator shall provide the following Legal Services to each
Fund:

A. ORGANIZATIONAL MATTERS AND INITIAL REGISTRATION. The Administrator shall perform the following functions relating to the organization and initial registration of the Fund:

         o Draft and file with appropriate regulatory authorities the Fund's charter documents;

         o Draft, negotiate and file with appropriate regulatory authorities the Fund's service contracts;

         o Prepare and file the Fund's registration statement or other similar registration documentation with appropriate regulatory authorities (the "Registration Statement") and negotiate with such regulatory authorities; and

         o Otherwise arrange for and oversee registration and qualification of the Fund's shares.

B. ONGOING REGULATORY FILINGS, REPORTS AND MEETINGS. The Administrator shall perform the following functions relating to ongoing regulatory filings, reports and meetings of the Fund:

         o Prepare and file with appropriate regulatory authorities amendments to the Fund's Registration Statement;

         o Prepare and file with appropriate regulatory authorities supplements to the Fund's prospectus and statement of additional information;

         o Design and write documents or materials required to be prepared by or on behalf of the Fund for distribution to shareholders of the Fund, the Fund's governing board and officers and any governmental officers or commissions as required of the Fund and not otherwise provided for under this Agreement including, without limitation, prospectuses, shareholder reports, shareholder notices and proxy statements;

         o Prepare and file or oversee preparation and review and provide legal guidance on the Fund's annual, semi-annual and other periodic reports;

         o Prepare and file or oversee preparation and provide legal guidance on the Fund's tax filings and reports;

         o Prepare and file with appropriate regulatory authorities the Fund's proxy statement and negotiate with such regulatory authorities;

         o Prepare and file with appropriate regulatory authorities various reports in order to maintain the Fund's status in good standing;

         o Arrange for shareholders' meetings;

         o Prepare the Fund's representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including, without limitation, a written script for such meetings, shareholder minutes and any follow-up documents; and

         o Attend shareholder meetings.

C. SECURITIES TRADING AND INVESTMENT PRACTICES. The Administrator shall perform the following functions relating to the Fund's securities trading and investment practices:

         o Review and negotiate private placement and municipal securities offering documentation and provide legal guidance on transfer restrictions;

         o Provide guidance on legal considerations relating to the purchase of foreign securities;

         o Draft and negotiate documentation necessary to permit the Fund to engage in a variety of derivative and securities trading practices and provide legal guidance with respect to these practices;

         o Negotiate the Fund's line of credit documentation; and

         o Provide legal guidance on applicable laws regulating the types and levels of ownership of securities by the Fund.

D. REGULATED ACTIVITIES. Applicable securities laws regulate numerous aspects of the Fund's business, including such matters as the Fund's: prospectus disclosure; investment activities; affiliated transactions; investment in senior securities; sales, redemptions and exchanges; distribution of income and capital gains; distribution of Fund shares; board composition; code of ethics; fidelity bond; custodial services; and investment advisory and distribution contracts. The Administrator will provide the Fund with legal guidance with respect to these matters and to the general application of securities laws to the Fund's business.

E. TAX CONSIDERATIONS. The Administrator shall perform the following functions relating to the application of tax rules to the Fund:

         o Provide legal guidance with respect to the application of tax rules to the Fund and analyze from a tax perspective new types of securities purchased by the Fund, new investment practices engaged in by the Fund and new investment products or practices adopted by the Fund; and

         o Draft and/or review sections of the Fund's prospectus describing the tax consequences of an investment in the Fund.

F. BOARD CONSIDERATIONS. The Administrator shall perform the following functions with respect to the Fund's governing board:

         o Provide advice concerning applicable rules governing the composition of the Fund's governing board;

         o Coordinate, prepare materials for and attend board and committee meetings and coordinate any follow up issues; and

         o Provide guidance and prepare materials on legal issues relevant to the Fund's business.

G. MISCELLANEOUS/EXTRAORDINARY EVENTS. The Administrator shall perform the following miscellaneous functions for the Fund:

         o Provide legal guidance with respect to litigation brought by the Fund and against the Fund and negotiate litigation settlements and pre-litigation settlements and work-out arrangements;

         o Obtain the required documentation to be filed in connection with any lawsuits against the Fund and provide information or expertise on administrative matters affecting such litigation;

         o Provide legal guidance on alternative distribution structures for the Fund's shares (such as the adoption of a multiple class structure);

         o Review all contracts concerning the acquisition of other investment companies or the liquidation of the Fund, draft, negotiate and file various documentation required in connection therewith, provide guidance on the manner such transactions should be structured to comply with applicable law and obtain legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law;

         o Seek formal guidance from regulatory authorities concerning the application of various regulations to the Fund and seek exemptive relief where appropriate; and

         o Provide or arrange for all other Legal Services required of the Fund and not otherwise provided for under this Agreement other than the services of any counsel retained to represent the members of the governing boards of the funds who are not "interested persons" of the Administrator or its affiliates, as such term is defined in the Investment Company Act of 1940.
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                                                                      EXHIBIT D

                         OTHER ADMINISTRATIVE SERVICES

         The Administrator shall provide the following Other Administrative Services to each Fund:

          (1) Arrange for persons or other entities to serve as transfer agent, registrar or dividend disbursing agent as required by the Fund;

          (2) Arrange for a line of credit in the event of an unanticipated redemption of shares;

          (3) Arrange for consideration by the Board of appropriate or necessary insurance coverage for the Fund;

          (4) Subject to Section 4 hereof, perform or arrange for all compliance functions required of the Fund;

          (5) Prepare, and arrange for the printing and mailing of, any necessary investment communications;

          (6) Arrange for the printing and mailing of any documents or written materials required to be prepared by or on behalf of the Fund including, without limitation, stock certificates, prospectuses, shareholder reports, shareholder notices, proxy statements and reports to governmental officers and commissions;

          (7) Arrange for any other printing, production and delivery services required of the Fund and not otherwise provided for under this Agreement;

          (8) Provide a system of internal controls adequate to carry-out the business of the Fund and arrange for the annual report on internal controls of the Fund and its agents;

          (9) Review the Fund's disclosure documents to ensure that disclosures and policies conform to the Fund's actual operation; and

         (10) Provide for the calculation and timely disbursement of appropriate regulatory authority registration fees.
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                                                                      EXHIBIT E

                               ADMINISTRATIVE FEE

         The Administrative Fee shall be an amount, computed as set forth below, designed to reimburse the Administrator for its actual costs (excluding costs of staffing so-called residual matters as set forth in Exhibit #2 to Exhibit H to the Memorandum to the Trustees of the Funds from Stephen E. Cavan and Joseph W. Dello Russo dated September 23, 1996 (Offshore Board) or October 1, 1996 (Compass, Crimson, Institutional Products and Red Boards)) for providing the Financial Administration Services and Legal Services (the "Actual Costs") for providing such services for a calendar year computed pursuant to the principles set forth in such Exhibit H, subject to such changes in those principles as may be agreed to from time to time by the Funds and the Administrator (the "Approved Budgeted Costs"). In computing its Actual Costs, the Administrator will follow the cost allocation principles set forth in the Deloitte & Touche LLP Report of Independent Consultant dated November 29, 1996 under the caption "Review of MFS Cost Reimbursement Methodologies", subject to such changes as may be agreed to from time to time by the Funds and the Administrator.

         The Approved Budgeted Costs shall be an amount from time to time agreed to by the Funds and the Administrator with respect to a calendar year, provided that, until Approved Budgeted Costs for a year are agreed to, the Approved Budgeted Costs and Administrative Fee for the prior year shall remain in effect.

         Subject to the adjustments required by the next paragraph, the Administrative Fee with respect to a calendar year shall be computed by allocating the Approved Budgeted Costs for that year among the Funds based on each Fund's average daily net assets for its then-current fiscal year at rates determined from time to time by the Funds and the Administrator.

         In the event that the aggregate amount of all Administrative Fees received by the Administrator with respect to a calendar year at any time equals 105% of the amount of the Approved Budgeted Costs for that year, no further payments of Administrative Fees shall be made by the Funds to the Administrator with respect to that year. In the event that the aggregate amount of the Administrative Fees received by the Administrator with respect to a calendar year is less than the amount of the Approved Budgeted Costs for that year, the Administrator shall not be entitled to recovery of this shortfall during the current calendar year; however, the amount of such shortfall will be taken into account when establishing the Administrative Fee for following calendars years. In the event that the aggregate amount of the Administrative Fees received by the Administrator with respect to a calendar year is greater than the Administrator's Actual Costs for that year, such excess fees shall be applied as a credit against the Administrative Fees payable by the Funds hereunder with respect to the subsequent calendar year.

         The Administrator will provide the Funds with such information as may reasonably be required to review the Administrator's Actual Costs as of June 30 and December 31 in each year.